Exhibit 10.23

Agreement and Release

         This Agreement and Release ("Release") is entered into by and between Anis Jessa ("Consultant") and E-City Software, Inc., a Nevada corporation ("E-City"), dated October 16, 2003.

         Whereas the Consultant and E-City entered into that certain Consulting Agreement dated May 23, 2003 ("Agreement");
         And Whereas, the tax liability of Consultant referred to in the agreement was higher than the parties anticipated;
         And Whereas, Consultant desires that E-City pay all payroll and other taxes for which Consultant is liable, even extending beyond the amounts called for in the Agreement;
         And Whereas, Consultant was to exchange free-trading shares of stock for a greater number of options to purchase stock under the Agreement, but neither party wishes to proceed with this aspect of the transaction;

         BE IT THEREFORE RESOLVED THAT;

          1. Tax Liability Paid. The Consultant acknowledges that any and all tax liability referred to in the Agreement has been fully paid and satisfied by E-City and that E-City's obligations in the Agreement, including but not limited to the granting of options, are hereby rescinded.

          2. Return of Shares. E-City agrees to immediately return to Consultant the 2,149,000 shares of common stock which the Consultant originally had.

          3. Consultant did not actually provide any services to E-City and is released from any obligation to do so.

          4. The parties release each other from each and every obligation contained in the Agreement, except for sections 13, and 17-22, which shall still remain in full force and effect.

          5. Mutual Release. Other that as enumerated in this Agreement, E-City and Consultant, on behalf of their officers, directors, employees, shareholders, successors, assigns, service providers hereby forever release, discharge, cancel and waive any claim, right, entitlement, cause of action that they may have against each other, including against officers, directors, employees, shareholders, successors, assigns, service providers of each other. Such a release is without limitation. Both parties specifically waive any provision under Nevada or other law regarding presently unknown claims and waives and discharges permanently any claim, whether known or unknown except in the case of material fraud in the inducement of the Agreement.

         Agreed to and acknowledged this 16th day of October, 2003 by

         E-City Software, Inc.

         /s/ William C. Robinson
         ---------------------------
         William C. Robinson, CEO

         Anis Jessa, an individual

         /s/ Anis Jessa
         ----------------------------